EXHIBIT 3.5

     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                               OF
                  VISTA MEDICAL TERRACE, INC.
             Nevada Corporation Number C- 2911-1990

KNOW BY ALL THESE PRESENTS:

     That we, the undersigned, Directors being all natural persons of the age of eighteen years or more and Lewis M. Eslick, being the President, and Leslie B. Eslick, being the Secretary desire to form a body corporate under the General Corporation Laws of the State of Nevada do hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Amended Articles of Incorporation:

                    [AMENDED SEPTEMBER 10, 1990]
               [AMENDED THE 7th DAY OF SEPTEMBER 1996]

                              ARTICLE I

     NAME
     The name of the Corporation shall be:
          VISTA MEDICAL TERRACE, INC.
               [NOT AMENDED]
               [NOT AMENDED]

                              ARTICLE II

     That the principal office of this corporation is to be located in the City of Reno, County of Washoe, State of Nevada, at 6425 Meadow Country Drive, Reno, Nevada 89509; but the corporation may maintain an office in such towns, cities, and places within and without the State of Nevada as the Board of Directors may from time to time determine, or as may be designated by the By-Laws of the said corporation. The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada, unless dissolved according to law. The resident agent of the corporation will be: LEWIS M. ESLICK, 6425 Meadow Country Drive, Reno, Nevada 89509.

                    [AMENDED SEPTEMBER 10, 1990]
               [AMENDED THE 7th DAY OF SEPTEMBER 1996]

                          ARTICLE III
PURPOSES AND POWERS

1.   Purposes:
     Except as restricted by these Articles of Incorporation, the Corporation is organized for tile purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Corporation Code.

     1.1 To perform any manner of services for the general public.

2.   General Powers:
     Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to tile Nevada Corporation Code.

     2.1  To draw, make, endorse, accept. endorse, discount.
     execute and issue promissory notes, bills of exchange.
     warrants and other negotiable or transferable instruments.

3.   Issuance of Shares:
     The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly f 1 led with the Secretary of State of the State of Nevada. Such stock may be issued from time to time without action by the stockholders, for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, shall be deemed fully paid stock, and the holder of such shares shall not be liable for any further payment thereon.

     3.1 The corporation as directed by the Board of Directors may issue bonds, debentures or obligations of this corporation from time to time and to borrow money for any of the objects or purposes of the corporation, and to severe the same by mortgage, pledge, deed of trust or otherwise.
                  [AMENDED SEPTEMBER 10. 1990]
                         [NOT AMENDED]

                           ARTICLE IV

CAPITAL STOCK

1. Classes and Number of Shares: The total number of shares of all classes of stock, which the corporation shall have authority to issue is Fifty Million (50,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, par value of $0.001 per share (The "Common Stock")

2.   Powers and Rights of Common Stock:

     a. Preemptive Right. No shareholders of the Corporation holding common stock shall have any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation;

     b. Voting Rights and Powers: With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name;

     c.   Dividends and Distributions:

          (i) Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

          (ii) Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

          (iii) Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Restated Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

3. Preferred Stock: The powers, preferences, rights, qualifications. limitations and restrictions pertaining to the Preferred Stock, or any series thereof. shall be such as may be fixed, from time to time, by the Board of Directors in it's sole discretion, authority to do so being hereby expressly vested in such board.

4. Issuance of the Common Stock: The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock herein authorized in accordance with the terms and conditions set forth in these Restated Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in it's discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities.") The securities must be issued for such consideration, including cash, property, or services, as the Board or Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value if the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock divided or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock

5. Cumulative Voting: Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

6. Governing Board of Directors: The number of directors shall be fixed from time to time by or in the manner provided in the bylaws. So long as the number of directors shall be less than three, no shares of the Corporation may be issued and held of record by more shareholder than there are directors. Any shares in violation of this paragraph shall be null and void. So long as the number of directors shall be less than three, this provision also shall constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors. The names and addresses of the persons who shall serve as directors until the next scheduled annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

     NAME                          ADDRESS
     Lewis M. Eslick               6425 Meadow Country Drive
                                   Reno, Nevada 89509

     Leslie B. Eslick              6425 Meadow Country Drive
                                   Reno, Nevada 89509

7. Business and Affairs of the Corporation: The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of the exact number of directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of directors shall not be reduced to less than three (3). The directors holding, office at the time of the filing of these Restated Articles of Incorporation shall continue as directors until the next annual meeting and/or until their successors are duly chosen.

8. Transactions with interested Directors: No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association. or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorized, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if

     a. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction; or

     b. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or

     c. The contract or transaction is fair and reasonable to the Corporation.

9. Common or interested directors may be counted determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                  [AMENDED SEPTEMBER 10, 19901
            [AMENDED THE 7th DAY OF SEPTEMBER 1996]

                           ARTICLE V

The capital stack of this corporation shall not be subject to assessment to pay debts of the corporation, and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed. The private property of the stockholders of the corporation shall not be subject to the payment of debts of said corporation to any extent whatever. The Articles of Incorporation shall not be amended in this particular.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

                           ARTICLE VI

The capital stock of this corporation after the payment of the subscription price, or the value thereof, shall be non assessable.

                         [NOT AMENDED]
                         [NOT AMENDED]

                          ARTICLE VII

The Board of Directors shall have the power and authority to increase the amount of total capital stock without the necessity of a directive to do so by the majority of the stockholders of the corporation. The power and authority to increase the amount of total capital stock is vested with the directors of which the majority must vote Increase the amount of total capital stock of the corporation.

                 [AMENDED SEPTEMBER 10, 1990]
            [AMENDED THE 7TH DAY OF SEPTEMBER 19961

                          ARTICLE VIII

The names and post off ice addresses of the incorporator signing these Articles of this incorporation is as follows:

     NAME                          ADDRESSES
     James L. Strandberg           1325 Airmotive Way
                                   Reno, Nevada, 89502

                         [NOT AMENDED]
                          [NOT AMENDED]

                           ARTICLE IX

The period of existence of this corporation shall be perpetual, subject only to termination by action of its stockholders or by the effect of law. During the time of the existence of this corporation the following shall be the doctrine for corporate opportunities:

1. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors. has designated an area of interest, the officers. directors and other members of management of tile Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any of officer. director 1 rector or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

                           ARTICLE X

The Board of Directors shall have the power and authority to appoint such officers and agents as the affairs of the corporation shall require and to allow them suitable compensation.

                         [NOT AMENDED]
                         [NOT AMENDED]

                           ARTICLE XI

The Board of Directors shall have the power and authority to make and alter or amend the By-Laws, to f ix the amount in cash, or otherwise, to be reserved as working capital, and to authorize and to cause to be executed mortgages and liens upon the property and franchises of this corporation.

                         [NOT AMENDED]
                         [NOT AMENDED]

                          ARTICLE XII

The Board of Directors shall have the power and authority, with the consent in writing, and pursuant to the vote of fifty-one percent (51%), or more, of the Total Board of Directors to sell, assign, transfer, or otherwise dispose of the whole property and business of this corporation.

                  [AMENDED SEPTEMBER 10, 1990]
            [AMENDED THE 7th DAY OF SEPTEMBER 19961]

                          ARTICLE XIII

The Board of Directors shall provide to the stockholders an unaudited statement of the accounts, books, and records of this corporation on an annual basis, or more frequently as directed by the Board of Directors.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

                          ARTICLE XIV

Any shareholders may sell, assign, or otherwise transfer their shares and certificate or certificates of stock, or any part thereof.

                  [AMENDED SEPTEMBER 10, 1990]
            [AMENDED THE 7th DAY OF SEPTEMBER 1996]

                           ARTICLE XV

All transactions and acts by the Board of Directors shall be accomplished by a majority of the Board of Directors in the management of the business and affairs of the corporation, and the Board of Directors shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

                          ARTICLE XVI

INDEMNIFICATION

The Corporation may indemnify to the full extent authorized or permitted by the Nevada Corporation Code any person made, or threatened to be made, a party to an action, suite or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, employee, fiduciary, or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

                          ARTICLE XVII

AMENDMENTS

The Corporation reserves the right to amend its Articles of Incorporation from time to time In accordance with the Nevada Corporation Code. Any proposed amendment shall be adopted upon receiving the affirmative vote of holders of a majority of the shares entitled to vote thereon, unless the holders of Preferred Stock are entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares of Preferred Stock then outstanding and a majority of the shares of the Common Stock then outstanding.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

                         ARTICLE XVIII

ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. but the holders of Common Stock may also alter. amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

                          ARTICLE XIX

REGISTERED OFFICE AND REGISTERED AGENT

The address of the initial registered office of the Corporation is 6425 Meadow Country Drive Reno, Nevada 89509 and the name of the registered agent such address is Lewis M. Eslick. Either the registered office or the registered age may be changed in the manner provided by law.

                  [AMENDED SEPTEMBER 10, 1990]
                         [NOT AMENDED]

IN WITNESS WHEREOF, the above-named governing Board of Directors have signed these Articles of corporation September 7, 1996.

                              /s/ Lewis M. Eslick
                              Lewis M. Eslick

STATE OF NEVADA  )
                 )ss.
COUNTY OF WASHOE )

On this 21 day of October, 1996 personally appeared before me, a Notary Public in and for the County of Washoe, State of Nevada:
Lewis A Eslick, President of Vista Medical Terrace, Inc., known to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that they executed, the same freely and voluntarily and for the uses and purposes therein

/s/  Richard Jordan Jr.
     Notary Public